The share exchange described in this press release involves securities of a foreign company. The share exchange is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the share exchange, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes.

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(Translation)

(TRANSLATION)

ARTICLES OF INCORPORATION

OF

A&D COMPANY LIMITED

CHAPTER I.

GENERAL PROVISIONS

Article 1. (Trade Name)

The name of the Company shall be Kabushiki Kaisha A&D (in English, A&D Company, Limited)

Article 2. (Purpose)

The purpose of the Company shall be to engage in the following businesses.

(1)	Design, manufacture, and distribution of applied electronic equipment.
(2)	Design, manufacture, and distribution of electronic measuring instruments.
(3)	Design, manufacture, distribution, and inspection of scales.
(4)	Design, manufacture, and distribution of digital blood pressure gauges.
(5)	Design, manufacture, and distribution of electronic medical equipment.
(6)	Design, manufacture, and distribution of various health equipment.
(7)	Import, export, and distribution of the equipment, instruments, and scales in the preceding items and parts used therein.
(8)	Leasing and management of movable property and immovable property.
(9)	All businesses incidental to any of the foregoing.

Article 3. (Location of Head Office)

The head office of the Company shall be located in Toshima-ku, Tokyo.

Article 4. (Method of Public Notice)

Public notices of the Company shall be made by electronic public notice; provided, however, that if the Company is unable to make an electronic public notice due to an accident or any other unavoidable reason, public notices of the Company shall be made in the Nihon Keizai Shimbun.

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(Translation)

CHAPTER II.

SHARES

Article 5. (Total Number of Authorized Shares to be Issued)

The total number of shares authorized to be issued by the Company shall be forty million (40,000,000) shares.

Article 6. (Acquisition of Own Shares)

Pursuant to the provisions of Article 165, Paragraph 2 of the Companies Act, the Company may acquire its own shares by a resolution of the Board of Directors through a market transaction or otherwise as set forth in Paragraph 1 of the same Act.

Article 7. (Share Unit Number)

The number of shares constituting one unit of shares of the Company shall be one hundred (100) shares.

Article 8. (Rights in relation to Shareholdings of Less than One Unit)

Shareholders of the Company may not exercise any rights other than those given below with respect to shareholdings that are less than one unit:

(1)	the rights listed in each item of Article 189, Paragraph 2 of the Companies Act;
(2)	the right to make a demand pursuant to the provisions of Article 166, Paragraph 1 of the Companies Act;
(3)	the right to receive an allotment of shares for subscription and an allotment of share options for subscription in accordance with the number of shares held by shareholders; and
(4)	the right to make a demand as stipulated in the following article.

Article 9. (Demand for Sale of Shares Less than One Unit)

Pursuant to the provisions of the Share Handling Rules, shareholders of the Company who hold less than one unit of shares may demand the sale of the number of shares that will bring their number of shares to one unit when added to the number of shares that they hold.

Article 10. (Shareholder Register Administrator)

1. The Company shall have a shareholder register administrator.

2. The shareholder register administrator and its handling office shall be decided by a resolution of the Board of Directors, and public notice thereof shall be given.

3. The preparation and storage of the shareholder register and the share option register of the Company and any other such administrative tasks relating to the shares of the Company shall be handled by the shareholder register administrator and not by the Company.

Article 11. (Share Handling Rules)

The procedures and fees relating to the shares of the Company shall be subject to the Share Handling Rules established by the Board of Directors in addition to laws and regulations and these Articles of Incorporation.

Article 12. (Record Date)

1. The Company shall deem any shareholder with voting rights entered or recorded in the final shareholder register as of March 31 of each year to be a shareholder entitled to exercise its rights at the Ordinary General Meeting of Shareholders for that business year.

2. In addition to the case provided for in the preceding paragraph, the Company may, if necessary and after giving prior public notice thereof, set a date as an extraordinary record date by a resolution of the Board of Directors.

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(Translation)

CHAPTER III.

GENERAL MEETING OF SHAREHOLDERS

Article 13. (Convocation and Location)

1. The Ordinary General Meeting of Shareholders of the Company shall be convened in June each year, and an Extraordinary General Meeting of Shareholders shall be convened whenever necessary.

2. The General Meeting of Shareholders shall be convened in Tokyo or Saitama.

Article 14. (Convenor and Chairman)

Unless otherwise provided for in laws or regulations, the Representative Director appointed in advance by a resolution of the Board of Directors shall convene the General Meeting of Shareholders and shall act as the chairman thereof; provided, however, that in the event that the Representative Director is unable to do so, another Director shall serve in the Representative Director’s place, in accordance with the order prescribed in advance by a resolution of the Board of Directors.

Article 15. (Internet Disclosure of Reference Documents for the General Meetings of Shareholders and Deemed Provision Thereof)

Upon convening the General Meeting of Shareholders, the Company may be deemed to have provided to the shareholders information pertaining to matters that must be described or indicated in the General Meeting of Shareholders reference documents, business reports, financial statements, and consolidated financial statements, by disclosing these documents via a method using the Internet in accordance with the provisions prescribed by the Ministry of Justice Order.

Article 16. (Resolution Method)

1. Unless otherwise provided for in laws, regulations or these Articles of Incorporation, a resolution at a General Meeting of Shareholders shall be adopted by a majority of voting rights held by shareholders present at the meeting who are entitled to vote.

2. A resolution provided for in Article 309, Paragraph 2 of the Companies Act shall be adopted by two-thirds or more of the voting rights held by shareholders present at the meeting where shareholders holding one-third or more of the voting rights of the shareholders entitled to vote at the meeting are present.

Article 17. (Exercise of Voting Rights by Proxy)

A shareholder of the Company may exercise its voting rights by authorizing one (1) other shareholder who has voting rights in the Company as its proxy. In such case, the shareholder or proxy must submit to the Company a document evidencing its authority of proxy for each General Meeting of Shareholders.

CHAPTER IV.

DIRECTORS AND BOARD OF DIRECTORS

Article 18. (Number of Directors)

The Company shall have no more than ten (10) Directors.

Article 19. (Board of Directors)

The Company shall have a Board of Directors.

Article 20. (Representative Director and Directors with Executive Power)

1. A Representative Director shall be elected by a resolution of the Board of Directors.

2. The Board of Directors may elect a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors by a resolution of the Board of Directors.

Article 21. (Election of Directors)

1. Directors shall be elected by a resolution adopted at the General Meeting of Shareholders.

2. A resolution for the election of a Director shall be adopted by a majority of the voting rights held by shareholders present at the meeting where the shareholders holding one-third or more of the voting rights of the shareholders entitled to vote are present.

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(Translation)

3. The election of the Directors shall not be made by cumulative voting.

Article 22. (Term of Office for Directors)

The term of office for a Director shall expire at the close of the Ordinary General Meeting of Shareholders held for the last business year that ends within one (1) year after his or her election.

Article 23. (Election of Replacement Directors)

In the event that there is a vacant Director position, a replacement Director shall be elected; provided, however, that if there is no shortage in the number of Directors prescribed by laws and regulations and business activities are not affected, the election of a replacement Director may be postponed until the next General Meeting of Shareholders or the next election.

Article 24. (Authority of Board of Directors)

The Board of Directors shall make decisions on the important matters of business execution of the Company prescribed in the Board of Directors Rules, in addition to the matters prescribed in laws, regulations and these Articles of Incorporation.

Article 25. (Convocation of Meetings of the Board of Directors)

1. Unless otherwise provided for in laws or regulations, the Representative Director appointed in advance by the Board of Directors shall convene meetings of the Board of Directors and shall act as the chairman thereof. In the event that the Representative Director is unable to do so, another Director shall serve in the Representative Director’s place, in accordance with the order prescribed in advance by a resolution of the Board of Directors.

2. A notice of the convocation of a meeting of the Board of Directors shall be issued to each Director and Corporate Auditor at least three (3) days prior to the date of the meeting; provided, however, that this period may be shortened in the event of an emergency.

3. In the event that the consent of all of the Directors and the Corporate Auditors has been obtained, a meeting of the Board of Directors may be held without the convocation procedures.

Article 26. (Resolution Method of Board of Directors)

1. A resolution of the Board of Directors shall be adopted by a majority of the Directors present at the meeting where a majority of the Directors who may participate in the voting are present.

2. With respect to matters to be resolved by the Board of Directors, the Company shall deem to the effect that a proposal was approved by a resolution of the Board of Directors if all the Directors (but limited to only those Directors who may participate in the voting for such proposal) express their consent thereto in writing or by electronic records; provided, however, that this provision shall not apply if any Corporate Auditor expresses his or her objection to such proposal.

Article 27. (the Board of Directors Rules)

Any matters relating to the Board of Directors shall be subject to the Board of Directors Rules established by the Board of Directors, in addition to laws and regulations and these Articles of Incorporation.

Article 28. (Remuneration, Etc. for Directors)

Remuneration, bonuses, and other financial benefits ("Remuneration, Etc.") to be received as consideration from the Company for the performance of duties for Directors shall be determined by a resolution at the General Meeting of Shareholders.

Article 29. (Exemption of Liability for Directors)

Pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, the Company may enter into an agreement with a Director (excluding executive directors and the like) to limit his or her liability for damages as stipulated in Article 423, Paragraph 1 of the Companies Act; provided, however, that, the limitation of liability under said agreement shall be the amount prescribed by laws and regulations.

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(Translation)

CHAPTER V.

CORPORATE AUDITORS AND BOARD OF CORPORATE AUDITORS

Article 30. (Corporate Auditors and Board of Corporate Auditors)

The Company shall have Corporate Auditors and the Board of Corporate Auditors.

Article 31. (Number of Corporate Auditors)

The Company shall have no more than four (4) Corporate Auditors.

Article 32. (Election of Corporate Auditors)

1. Corporate Auditors shall be elected by a resolution adopted at the General Meeting of Shareholders.

2. A resolution for the election of a Corporate Auditor shall be adopted by a majority of the voting rights held by shareholders present at the meeting where the shareholders holding one-third or more of the voting rights of shareholders entitled to vote are present.

Article 33. (Term of Office for Corporate Auditors)

1. The term of office for a Corporate Auditor shall expire at the close of the Ordinary General Meeting of Shareholders held for the last business year that ends within four (4) years after his or her election.

2. The term of office for a Corporate Auditor elected to replace a Corporate Auditor who retired before the expiration of his or her term shall expire at the end of the term of office of the Corporate Auditor who retired.

Article 34. (Election of Replacement Corporate Auditors)

In the event that there is a vacant Corporate Auditor position, a replacement Corporate Auditor shall be elected; provided, however, that if there is no shortage in the number of Corporate Auditors prescribed by laws and regulations and business activities are not affected, the election of a replacement Corporate Auditor may be postponed until the next General Meeting of Shareholders or the next election.

Article 35. (Full-Time Corporate Auditors)

The Board of Corporate Auditors shall elect one (1) or more Full-Time Corporate Auditors from the Board of Corporate Auditors.

Article 36. (Convocation of Board of Corporate Auditors)

A notice of the convocation of a meeting of the Board of Corporate Auditors shall be issued to each Corporate Auditor at least three (3) days prior to the date of the meeting; provided, however, that this period may be shortened in the event of an emergency.

Article 37. (Resolution Method of Board of Corporate Auditors)

Unless otherwise provided for in laws or regulations, a resolution of the Board of Corporate Auditors shall be passed by a majority of the Corporate Auditors.

Article 38. (the Board of Corporate Auditors Rules)

Any matters relating to the Board of Corporate Auditors shall be subject to the Board of Corporate Auditors Rules established by the Board of Corporate Auditors, in addition to laws, regulations and these Articles of Incorporation.

Article 39. (Remuneration, Etc. for Corporate Auditors)

Remuneration, Etc. for Corporate Auditors shall be determined by a resolution at a General Meeting of Shareholders.

Article 40. (Exemption of Liability for Corporate Auditors)

Pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, the Company may enter into an agreement with a Corporate Auditor to limit his or her liability for damages as stipulated in Article 423, Paragraph 1 of the Companies Act; provided however, that, the limitation of liability under said agreement shall be the amount prescribed by laws and regulations.

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(Translation)

CHAPTER VI.

ACCOUNTING AUDITORS

Article 41. (Accounting Auditors)

The Company shall have Accounting Auditors.

Article 42. (Election of Accounting Auditors)

Accounting Auditors shall be elected by a resolution adopted at a General Meeting of Shareholders.

Article 43. (Term of Office for Accounting Auditors)

1. The term of office for an Accounting Auditor shall expire at the close of the Ordinary General Meeting of Shareholders held for the last business year that ends within one (1) year after his or her election.

2. Unless otherwise resolved at the Ordinary General Meeting of Shareholders prescribed in the preceding paragraph, an Accounting Auditor shall be deemed to have been re-elected at such Ordinary General Meeting of Shareholders.

Article 44. (Remuneration, Etc. for Accounting Auditors)

Remuneration, Etc. for Accounting Auditors shall be determined by the Representative Director with the consent of the Board of Corporate Auditors.

CHAPTER VII.

ACCOUNTS

Article 45. (Business Year)

The business year of the Company shall commence on April 1 of each year and shall end on March 31 of the following year.

Article 46. (Dividends of Surplus)

The Company shall distribute dividends of surplus to the shareholders or registered pledgees of shares entered or recorded in the final shareholder register as of March 31 of each year.

Article 47. (Interim Dividends)

The Company may, by a resolution of the Board of Directors, distribute interim dividends to the shareholders or registered pledgees of shares entered or recorded in the final shareholder register as of September 30 of each year.

Article 48. (Expiration Period for Dividends of Surplus, etc.)

1. If dividends of surplus or interim dividends are not received within three (3) full years from the date of commencement of each payment, the Company shall be relieved of its obligation to make such payment.

2. Dividends of surplus and interim dividends shall bear no interest.